EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Manhattan Associates Announces Preliminary First Quarter Results
ATLANTA— April 3, 2006 —Leading supply chain solutions provider, Manhattan Associates (Nasdaq: MANH), today announced preliminary earnings per share for the quarter ended March 31, 2006. GAAP earnings per share are expected to be in the range of $0.05 to $0.07 per share and adjusted earnings per share are expected to be in the range of $0.14 to $0.16 per share. Adjusted earnings per share exclude the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized transaction tax expense, stock option expense under FAS 123R, and the amortization of prepaid retention bonuses associated with the acquisition of Evant, all net of income taxes.
“Our results in the quarter were impacted by delays in closing software sales,” said Pete Sinisgalli, Manhattan Associates’ president and CEO. “While disappointed with the EPS result for the quarter, our services business continues to perform well and overall our business is healthy. Our full-year EPS expectations are not changed as a result of the delays in closing software sales.”
First quarter results are preliminary, subject to the company’s management and independent auditors completing their customary quarterly closing and review procedures.
Manhattan Associates is scheduled to release its first quarter results on April 25, 2006.

Adjustments to GAAP Earnings per share:

Diluted EPS		Q1
(1)	Purchase amortization	$0.03
(2)	Evant retention bonuses	$0.02
(3)	FAS 123R	$0.05
(4)	Sales tax	$(0.01)

	TOTAL	$0.09
These adjustments are preliminary estimates. A full reconciliation will be provided with the April 25, 2006 earnings release.
(1)	Tax adjusted purchase amortization from prior acquisitions; effective rate 38.5%.

(2)	In conjunction with the Evant acquisition, Manhattan Associates paid $2.8 million into escrow for employee retention purposes. These funds are being distributed to employees upon completion of up to 12 months of service with Manhattan Associates. The amount is being expensed over the required employee retention period.

(3)	The Company adopted FAS 123 (revised 2004) on January 1, 2006 using the modified prospective method. FAS 123R requires the Company to expense stock options issued to employees. Previously the Company did not record compensation expense for employee stock options. The Company expects the accounting required by FAS 123R to reduce 2006 diluted earnings per share by approximately $0.22 and will result in an effective tax rate of 42.1% for 2006 GAAP earnings.

(4)	Sales tax represents recoveries of previously expensed sales tax resulting from the expiration of the sales tax audit statutes in certain states.
About Manhattan Associates, Inc.
Manhattan Associates® is a leading supply chain solutions provider. The company’s supply chain planning, supply chain execution, business intelligence and business process platform capabilities enable its more than 1200 customers worldwide to enhance profitability, performance and competitive advantage. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional factors are set forth in “Safe Harbor Compliance Statement for Forward-Looking Statements” included as Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.